UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

AppYea, Inc.
(Exact name of registrant as specified in its charter)

South Dakota
(State or other jurisdiction of incorporation)

333-190999	46-1496846
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 600, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 887-8142
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 15, 2016, the Company entered into four separate agreements with Greentree Financial Group, Inc., consisting of a Financial Advisory Agreement, a Loan Agreement, a Convertible Promissory Note, and a Warrant.

The Loan Agreement allows for the Company to borrow up to $250,000 from Greentree, which will be evidenced by various promissory notes, which will accrue interest at a rate of 12% per annum, and will include an original issuance discount of 10%. In addition, the promissory notes will be convertible at a price equal to 55% of the lowest trading price during the 10 trading days immediately prior to a conversion date. Greentree shall not be able to convert the promissory notes in an amount that would result in the beneficial ownership of greater than 4.9% of the outstanding shares of the Company, with the exception that the limitation may be waived by Greentree with 61 days prior notice. There is a 10% prepayment penalty associated with each of the promissory notes. Each promissory note conversion shall result in $1,500 being added to the principal of each promissory note converted. An initial promissory note of $100,000 was entered into on November 15, 2016.

The warrant issued to Greentree allows for the purchase of up to 5,000,000 shares of the Company’s common stock for a three year period, expiring on November 15, 2019, with an exercise price of $0.03 per share. The warrants also contain a cashless exercise feature, based on a cashless exercise formula. The promissory note(s) and warrant described herein were sold in reliance upon an exemption provided by Section 4(2) promulgated under the Securities Act of 1933, as amended.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit
Number	Description

10.1	Loan Agreement dated November 15, 2016.

10.2	Promissory Note dated November 15, 2016.

10.3	Warrant dated November 15, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPYEA, INC.

Date: December 13, 2016	By:	/s/ Douglas O. McKinnon
Douglas O. McKinnon
Chief Executive Officer

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